As filed with the Securities and Exchange Commission on October 12, 2007

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

The Brink’s Company

(Exact name of registrant as specified in its charter)

Virginia	54-1317776
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1801 Bayberry Court

P.O. Box 18100

Richmond, Virginia 23226-8100

(Address of Principal Executive Offices)

Key Employees’ Deferred Compensation Program of The Brink’s Company

(Full title of the plan)

Austin F. Reed, Esq.

Vice President, General Counsel and Secretary

The Brink’s Company

1801 Bayberry Court

P.O. Box 18100

Richmond, Virginia 23226-8100

(804) 289-9600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Louanna O. Heuhsen, Esq.

W. Lake Taylor, Jr., Esq.

Hunton & Williams LLP

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219

(804) 788-8200

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)(3)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee(3)
Common Stock, par value $1.00 per share	1,490,873 Shares	$58.75	$87,588,789	$2,688.98

(1)	Pursuant to Rule 416(a) the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of $58.75 per share, which was the average of the high and low prices of the Common Stock on the New York Stock Exchange on October 8, 2007.
(3)	The Registrant previously registered an aggregate of 500,000 shares of common stock for issuance under the 1994 Employee Stock Purchase Plan of The Brink’s Company (the “1994 Plan”) pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 5, 2004 (Registration No. 333-120254) (the “Prior Registration Statement”). The Registrant is contemporaneously filing Post-Effective Amendment No. 1 to the Prior Registration Statement to remove from registration 390,873 shares that remain for issuance under the 1994 Plan pursuant to the Prior Registration Statement. In accordance with Rule 457(p), the filing fee of $2,688.98 has been reduced by $1,581.29, which amount represents the filing fee previously paid with respect to the 390,873 shares registered pursuant to the Prior Registration Statement. Therefore, a filing fee of $1,107.69 has been paid with this filing.

REGISTRATION OF ADDITIONAL SECURITIES

The Brink’s Company (the “Company”) is hereby registering 1,490,873 additional shares of its common stock, par value $1.00 per share (the “Common Stock”), for issuance under the Key Employee’s Deferred Compensation Program of The Brink’s Company (the “Deferred Compensation Program”). Registration statements on Form S-8 (Registration No. 33-53565, including Post-Effective Amendment No. 1 thereto, and Registration No. 333-78631, including Post-Effective Amendment No. 1 thereto, collectively, the “Prior Registration Statements”), each as filed with the Securities and Exchange Commission on May 10, 1994, April 3, 1996, May 17, 1999, and October 2, 2001, respectively, relating to the same class of securities and the same employee benefit plan are currently effective and, in accordance with Instruction E of the General Instructions to Form S-8, the contents of each of the Prior Registration Statements, to the extent that they relate to the Deferred Compensation Program and the shares of Common Stock issuable thereunder, are incorporated herein by reference.

Item 5.	Interests of Named Experts and Counsel

Certain legal matters regarding shares of Common Stock will be passed upon for the Company by Austin F. Reed, Esq., Vice President, General Counsel and Secretary of the Company. Mr. Reed beneficially owns 124,518 shares of Common Stock.

Item 8.	Exhibits

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3(i) to the Company’s Current Report on Form 8-K filed March 2, 2005 (File No. 1-9148)).

4.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3(ii) to the Company’s Current Report on Form 8-K filed July 18, 2007 (File No. 1-9148)).

4.3	Key Employees’ Deferred Compensation Program, as amended and restated effective January 1, 2007 (incorporated herein by reference to Exhibit 10(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (File No. 1-9148)).

5.1	Opinion of Austin F. Reed, Esq., regarding Common Stock.

23.1	Consent of Austin F. Reed, Esq. (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on the 12th day of October, 2007.

THE BRINK’S COMPANY
(Registrant)

By:	/s/ Austin F. Reed
Name:	Austin F. Reed
Title:	Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael T. Dan	Director, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	October 12, 2007
Michael T. Dan

/s/ Robert T. Ritter	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 12, 2007
Robert T. Ritter

*	Director	October 12, 2007
Roger G. Ackerman

Director
Betty C. Alewine

*	Director	October 12, 2007
James R. Barker

*	Director	October 12, 2007
Marc C. Breslawsky

*	Director	October 12, 2007
John S. Brinzo

*	Director	October 12, 2007
Thomas R. Hudson Jr.

*	Director	October 12, 2007
Murray D. Martin

*	Director	October 12, 2007
Lawrence J. Mosner

*	Director	October 12, 2007
Carl S. Sloane

*	Director	October 12, 2007
Timothy Smart

*	Director	October 12, 2007
Ronald L. Turner

* By:	/s/ Austin F. Reed
Austin F. Reed, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3(i) to the Company’s Current Report on Form 8-K filed March 2, 2005 (File No. 1-9148)).

4.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3(ii) to the Company’s Current Report on Form 8-K filed July 18, 2007 (File No. 1-9148)).

4.3	Key Employees’ Deferred Compensation Program, as amended and restated effective January 1, 2007 (incorporated herein by reference to Exhibit 10(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (File No. 1-9148)).

5.1	Opinion of Austin F. Reed, Esq., regarding Common Stock.

23.1	Consent of Austin F. Reed, Esq. (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney.